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                                                                Exhibit 10.10(3)

                              Halsey Drug Co., INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

ARTICLE 1.  Establishment, Purpose, and Duration

      1.1 Establishment of the Plan. Halsey Drug Co., Inc., a New York corporation (the "Company"), hereby establishes a plan to be known as the "Halsey Drug Co., Inc. 1996 Non-Employee Director Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options to Non-Employee Directors, subject to the terms and provisions set forth herein.

      Upon approval by the Board of Directors of the Company, and subject to ratification by an affirmative vote of the Company's shareholders, the Plan shall become effective as of October 17, 1996 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

      1.2 Purpose of the Plan. The purpose of the Plan is to provide compensation in the form of an equity participation in the Company to Non-Employee Directors. The Plan is intended to promote the success and enhance the value of the Company by linking the personal interests of Non-Employee Directors to those of Company shareholders.

      1.3 Duration of the Plan. The Plan shall commence on October 17, 1996 and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Option be granted under the Plan on or after October 16, 2006.

ARTICLE 2.  Definitions

      Whenever used in the Plan, the following terms shall have the meanings set forth below:

      2.1 "Award" means an Option granted under the Plan.

      2.2 "Award Agreement" means an agreement entered into by and between the Company and a Non-Employee Director, setting forth the terms and provisions applicable to an Award granted under the Plan.

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      2.3 "Board" or "Board of Directors" means the Board of Directors of the
Company.

      2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.5 "Company" means Halsey Drug Co., Inc., a New York corporation, or any successor thereto as provided in Section 9.5 herein.

      2.6 "Committee" means the Compensation Committee of the Board.

      2.7 "Date of Termination" means the effective date on which an individual ceases to be a member of the Board of Directors of the Company.

      2.8 "Director" means any individual who is a member of the Board of Directors of the Company.

      2.9 "Employee" means any employee of the Company, or any of its subsidiaries or affiliates. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed to be an Employee.

      2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.12 "Fair Market Value" means (a) the mean of the high and low sales prices of Shares on the principal exchange or electronic inter-dealer quotation system on which the Shares are traded on the Grant Date, as hereinafter defined, or, (b) if there have been no sales on any such day, the mean of the high and low sales prices of Shares on said exchange or in said system on the last preceding date on which such sales were made, or, (c) if on any day the Shares shall not be quoted on an exchange or in said system, the mean of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Shares are not listed on any national securities exchange or quoted in any electronic inter-dealer quotation system or in the over-the-counter market, the fair

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market value of the Shares underlying Options to be granted hereunder shall be the fair market value thereof as of such Grant Date, determined in good faith by the Board of Directors.

      2.13 "Grant Date" shall mean the date on which Options are granted under the Plan. There shall be one Grant Date during the final quarter of each fiscal year of the Plan, commencing with the fiscal year beginning January 1, 1996.

      2.14 "Non-Employee Director" means any individual who is a Director of the Company, but who is not otherwise an Employee.

      2.15 "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein.

      2.16 "Option" means a Nonqualified Stock Option granted under the Plan.

      2.17 "Option Price" means the price at which a Share may be purchased under an Option.

      2.18 "Participant" means a Non-Employee Director of the Company who has been awarded an Option.

      2.19 "Rule 16b-3" means Rule 16b-3 as promulgated and amended from time to time by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act.

      2.20 "Shares" means shares of common stock of the Company.

ARTICLE 3. Administration

      3.1 The Board of Directors. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

      3.2 Administration by the Committee. The Committee shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions.

      3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all

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persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

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ARTICLE 4.  Shares Subject to the Plan

      4.1 Number of Shares. Subject to the adjustment as provided in Section 4.3 herein, the total number of Shares available for issuance upon the exercise of Options granted under the Plan may not exceed 100,000. These Shares may be either authorized but unissued or reacquired Shares.

      4.2 Lapsed Awards. If any Option granted under the Plan is canceled, expires, or lapses for any reason, any Shares subject to such Option again shall be available for grant of an Option under the Plan.

      4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board may make such adjustments to outstanding Awards as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

ARTICLE 5. Eligibility and Participation

      5.1 Eligibility. Persons eligible to participate in the Plan are limited to Non-Employee Directors who are serving on the Board on the date of each grant under the Plan. No Option will be granted to a Non-Employee Director, if immediately after the grant of such option such Non-Employee Director would beneficially own Shares amounting to more than five percent of the voting power of the Company's outstanding Shares, including Shares subject to outstanding options held by him.

      5.2 Actual Participation. All eligible Non-Employee Directors shall receive grants of Options pursuant to the terms and provisions set forth in
Article 6 herein.

ARTICLE 6. Nonqualified Stock Options

      6.1 Grants of Options. On the initial Grant Date, which date shall occur during the final quarter of the fiscal year ending December 31, 1996, each eligible Non-Employee Director, as set forth in Section 5.1, shall be granted an Option to purchase _______ Shares. Thereafter, during the final quarter of each subsequent fiscal year prior to the termination of the Plan, each Non-Employee

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Director shall automatically be issued an Option pursuant to the Plan to purchase ______ Shares. The specific terms and provisions of such Options shall be incorporated in Award Agreements, executed pursuant to Section 6.3 of the Plan.

      6.2 Limitation on Grant of Options. Other than those grants of Options set forth in Section 6.1, no additional Options shall be granted under the Plan.

      6.3 Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Committee shall determine.

      6.4 Option Price. The purchase price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the respective Grant Date.

      6.5 Duration of Options. Each Option shall expire on the tenth anniversary date of its grant.

      6.6 Vesting of Shares Subject to Option. Each Option granted under this Plan shall be exercisable immediately as of its Grant Date with respect to 25% of the Shares subject to the Option and with respect to an additional 25% at the end of each fiscal year subsequent to the fiscal year in which the Grant Date occurs. All or any part of the Shares with respect to which the right to purchase has vested may be purchased at the time of such vesting or at any time or times thereafter prior to the tenth anniversary of their respective Options' Grant Dates.

      6.7 Termination of Directorship. In the event a Participant ceases to be a Director for any reason, all outstanding Options, to the extent such Options are exercisable at the Date of Termination, shall remain exercisable for one year following the Date of Termination, or until the expiration date of such Options, whichever period is shorter. Options to which the right of exercise has not vested shall terminate effective the Date of Termination.

      6.8 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option

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shall be payable to the Company in full in cash or by check acceptable to the
Company.

      As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

      The Company may make such provisions as it deems appropriate for the withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Shares to such Participant upon exercise of an Option hereunder. Any such settlement shall be in the form of cash, check or such other form of consideration as is reasonably satisfactory to the Committee.

      6.9 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.10 Limited Transferability of Options. The Committee may provide that an Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (collectively, a "Transfer"), provided that any such Transfer is to a member of the Optionee's immediate family, a trust or similar entity of which the Optionee or a member of the Optionee's immediate family is a beneficiary, or a charitable organization under the Code.

ARTICLE 7. Amendment, Modification, and Termination

      7.1 Amendment, Modification, and Termination. Subject to the terms set forth in this Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time.

      Without the approval of the shareholders of the Company (to the extent required by the Code, by Rule 16b-3, by any national securities exchange or system on which the Shares

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are then listed or reported, or by a regulatory body having jurisdiction with respect hereto), no such termination, amendment, or modification may:

            (a) Materially increase the total number or value of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.3 herein; or

            (b) Materially change the class of Participants eligible to participate in the Plan; or

            (c) Materially increase the benefits accruing to Participants.

      7.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

      7.3 Section 16(b) Compliance. The Plan and the grant of Awards hereunder are intended to comply with the conditions of Rule 16b-3 and to qualify for the exemption from Section 16(b) of the Exchange Act provided thereunder. Should any provision hereof not be necessary in order to comply with the requirements of Rule 16b-3 or should any additional provisions be necessary in order so to comply, the Board of Directors may amend the Plan accordingly, without the necessity of obtaining the approval of the Company's shareholders.

ARTICLE 8. Beneficiary Designation

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his death (and/or who may exercise the Participant's vested Options following his death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

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ARTICLE 9. Miscellaneous

      9.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      9.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      9.3 No Right or Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

      9.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      9.5 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or systems as may be required.

      9.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.